Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-1 Nos. 333-210326 and 333-211102) of TearLab Corporation; and

(2)	Registration Statement (Form S-1 MEF No. 333-211103) of TearLab Corporation; and

(3)	Registration Statement (Form S-3 Nos. 333-189372, 333-190116, 333-215886, and 333-201355) of TearLab Corporation; and

(4)	Registration Statement (Form S-8 Nos. 333-124505, 333-155163, 333-181949, 333-189205, 333-191838, 333-195667, 333-196984, 333-197467, 333-199201, 333-201932 and 333-206757) pertaining to the 2014 Employee Stock Purchase Plan, 2002 Stock Option Plan, as amended, and Nonstatutory Stock Option Agreement of TearLab Corporation (formerly OccuLogix, Inc. and formerly Vascular Sciences Corporation);

of our report dated March 10, 2017, with respect to the consolidated financial statements of TearLab Corporation included in this Annual Report (Form 10-K) of TearLab Corporation for the year ended December 31, 2016.

/s/ Mayer Hoffman McCann P.C.

San Diego, California
March 10, 2017